Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1995
Distribution Date of June 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $126,201,758.79
Beginning Pool Factor                       0.3767188

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,029,185.79
  Interest Collected                      $963,182.05

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $167,464.36
Total Additional Deposits                 $167,464.36

Repos/Chargeoffs                          $156,415.59
Aggregate Number of Notes Charged Off              21

Total Available Funds                   $9,041,062.42

Ending Pool Balance                   $118,134,927.19
Ending Pool Factor                          0.3526389

Servicing Fee                             $105,168.13

Repayment of Servicer Advances            $118,769.78

Reserve Account:
  Beginning Balance                     $9,512,296.39
  Target Percentage                             7.50%
  Target Balance                        $8,860,119.54
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(652,176.85)
  Ending Balance                        $8,860,119.54

                                            Dollars         Notes
Delinquencies:
  Installments:
     1-30 days                             952,373.30         758
    31-60 days                             146,647.17         130
    60+ days                                39,026.48          35

    Total                                1,138,046.95         772

  Balances:
    60+ days                               465,259.59          35

Memo Item - Reserve Account

  Prior Month                           $9,465,131.91
  Invest. Income                            47,164.48
    Beginning Balance                   $9,512,296.39

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $335,002,547.77    $127,300,000.00    $195,976,000.00     $11,726,547.77
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               3.475%             4.475%             4.800%

Beginning Pool Balance                    $126,201,758.79
Ending Pool Balance                       $118,134,927.19

Collected Principal                         $7,910,416.01
Collected Interest                            $963,182.05
Charge-Offs                                   $156,415.59
Servicing                                     $105,168.13

  Total Collections Available
    for Debt Service                        $8,768,429.93

Beginning Balance                         $114,951,421.05              $0.00    $107,398,673.98      $7,552,747.07

Interest Due                                  $430,718.55              $0.00        $400,507.56         $30,210.99
Interest Paid                                 $430,718.55              $0.00        $400,507.56         $30,210.99
Principal Due                               $8,066,831.60              $0.00      $7,703,824.18        $363,007.42
Principal Paid                              $8,066,831.60              $0.00      $7,703,824.18        $363,007.42
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $106,884,589.45              $0.00     $99,694,849.80      $7,189,739.65
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.5087094838       0.6131164761

Total Distributions                         $8,497,550.15              $0.00      $8,104,331.74        $393,218.41

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $270,879.78

Beginning Reserve Account Balance           $9,512,296.39
(Release)/Draw                               $(652,176.85)
Ending Reserve Account Balance              $8,860,119.54

Memo Item - Advances:
 Servicer Advances - Current Month           $(118,769.78)
 Total Outstanding Servicer Advances        $2,794,700.76

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Jan 1995          Feb 1995          Mar 1995          Apr 1995          May 1995
Beg. Pool Balance        $159,033,206.08   $150,236,079.05   $141,826,345.98   $133,656,652.98   $126,201,758.79

A) Loss Trigger:
Principal of Contracts
  Charged off                $123,164.08        $99,484.41       $133,880.91       $179,609.57       $156,415.59
Recoveries                   $131,463.16         $1,084.30       $228,450.98        $84,665.15       $167,464.36


Total Charged off
  (Months 5,4,3)             $356,529.40
Total Recoveries
  (Months 3,2,1)              480,580.49
Net Loss/(Recoveries)
  for 3 Mos.                $(124,051.09)(a)

Total Balance
  (Months 5,4,3)         $451,095,631.11(b)

Loss Ratio [(a/b)(12)]         (0.3300)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $598,389.48       $387,235.84       $465,259.59
  As % of Beginning
    Pool Balance                                                    0.42192%          0.28972%          0.36866%
  Three Month Average                                               0.29339%          0.32083%          0.36010%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer